UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2009

Dendreon Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30681 (Commission File Number)	22-3203193 (IRS Employer Identification No.)

3005 First Avenue Seattle, Washington (Address of Principal Executive Office)	98121 (Zip Code)
Registrant’s telephone number, including area code: (206) 256-4545
None
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 28, 2009, Dendreon Corporation (“Dendreon”) issued a press release announcing the results of its Phase 3 IMPACT study of Provenge® (sipuleucel-T) in men with advanced prostate cancer. The study met its primary endpoint of significantly improving overall survival compared to placebo. In addition, the analysis reflects that, compared to placebo, Provenge extended median survival by 4.1 months and improved 3-year survival by 38% and reduced the risk of death by 22.5%. The IMPACT study achieved a p-value of 0.032, which successfully exceeded the pre-specified level of statistical significance defined by the study’s design. The IMPACT study was conducted under a Special Protocol Assessment (SPA) agreement with the U.S. Food and Drug Administration (FDA). Because the data met the criteria and specifications outlined in its SPA agreement, Dendreon intends to file an amendment to its existing Biologic License Application in the fourth quarter of this year to seek U.S. licensure of Provenge.
In addition to the press release, the data were presented at the American Urological Association (“AUA”) Annual Meeting and reviewed on a conference call held by Dendreon on April 28, 2009.. Slides presented at the AUA meeting and reviewed on the conference call are attached hereto as Exhibit 99.1
The full text of Dendreon’s press release is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Slides presented by Dendreon at the American Urological Association on April 28, 2009.

99.2	Dendreon Corporation press release, dated April 28, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION
By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development, General Counsel and Secretary

Date: May 1, 2009

Exhibit No.	Description

99.1	Slides presented by Dendreon at the American Urological Association on April 28, 2009.

99.2	Dendreon Corporation press release, dated April 28, 2009.